                                                                    EXHIBIT 10.6

        PHASE II DEVELOPMENT AND PHASE III FEASIBILITY STUDY AGREEMENT

          This DEVELOPMENT AGREEMENT ("Agreement") is effective as of January 22, 1999, ("Effective Date") by and between Active Power, 11525 Stonehollow Drive, Suite 135, Austin, Texas 78758 ("ACTIVE POWER") and Caterpillar Inc., 100 N.E. Adams Street, Peoria, Illinois 61629-6490 ("CATERPILLAR").

          1.   DEFINITIONS
               -----------

          For purposes of this AGREEMENT, the following definitions shall apply:

               a) "AFFILIATE" means any company, corporation, partnership or other business entity which is more than fifty percent (50%) or more owned, directly or indirectly, by a party to this AGREEMENT.

               b) "BACKGROUND INTELLECTUAL PROPERTY" shall be all INTELLECTUAL PROPERTY incorporated into the PHASE II PRODUCT other than that which is defined as PROGRAM INTELLECTUAL PROPERTY.

               c) "FIELD OF USE" shall mean earth-moving equipment, construction equipment, mining equipment, forestry equipment, engines, engine generator sets, agricultural equipment, paving equipment, components for all such equipment and all reasonable extensions thereof which are mutually agreed in writing by the parties hereto.

               d) "INTELLECTUAL PROPERTY" includes, without limitation, inventions, whether or not patentable, copyrights, computer software and accompanying documentation, specifications, know how and original works of authorship. INTELLECTUAL PROPERTY includes PROPRIETARY INFORMATION.

               e) "PROGRAM INTELLECTUAL PROPERTY" means INTELLECTUAL PROPERTY that is created, made, conceived or reduced to practice in performance of work under the PROGRAM with respect to UPS electronics (identified as such in Exhibit
E) or UPS packaging.

               f) "PROGRAM" shall mean the efforts of CATERPILLAR or ACTIVE POWER to develop PHASE II PRODUCTS.

          2.   PROGRAM
               -------

          CATERPILLAR and ACTIVE POWER have agreed to a PHASE I program under a separate agreement governing the purchase of certain PHASE I products. This Agreement governs Phase II development and preliminary Phase III discussions. Notwithstanding anything contained in this Agreement and subject to the restrictions in the PHASE I Purchase Agreement, nothing contained herein shall preclude ACTIVE POWER from selling or otherwise disposing of ACTIVE POWER'S CleanSource flywheel energy storage system.

               a)   PHASE II

                    (i) The parties shall cooperate to develop a PHASE II PRODUCT which shall include an industrial duty uninterruptible power supply ("UPS") and a CleanSource flywheel. The PHASE II PRODUCT specification and requirements are detailed in Exhibit A ("Specifications").

                    (ii) The parties will cooperate with one another to design, develop and test the PHASE II PRODUCT for possible use with CATERPILLAR generator sets. ACTIVE POWER will make one prototype that conforms with the Specifications. If the parties mutually agree on any changes to the Specifications during the development process, such changes shall be incorporated into the Specifications and be attached to,and become part of, this Agreement. The parties will test this prototype, at a mutually, reasonably agreed upon site, for compliance with the Specifications (except for the Specification relating to reliability target) stated in Exhibit A. Each party will document and report to the other party the results of such tests performed on such prototype together with any comments concerning design changes, further development, and the like. CATERPILLAR will accept or reject the PHASE II PRODUCT prototype within thirty (30) calendar days after testing begins at the site selected by CATERPILLAR (however, if CATERPILLAR fails to indicate a testing location within sixty (60) days after ACTIVE POWER has completed Milestone 2 (as set forth in Exhibit C), the testing site shall be ACTIVE POWER's site in Austin Texas); failure to give notice of acceptance or rejection will constitute acceptance. CATERPILLAR may reject the PHASE II PRODUCT only if it fails in some respect to meet the Specifications (except for the Specification relating to reliability target) stated in Exhibit A. If CATERPILLAR properly rejects the PHASE II PRODUCT, ACTIVE POWER may correct the failures and when it believes that it has made the necessary corrections and has notified CATERPILLAR, the parties will again test the PHASE II prototype and the acceptance/rejection/correction provisions above shall be reapplied until the PHASE II PRODUCT is accepted; provided, however, if a correction to a deliverable that is rejected by CATERPILLAR for failure to meet a Specification (except for the Specification relating to reliability target) set forth in Exhibit A is not accepted, Caterpillar may terminate this Agreement. The day on which CATERPILLAR accepts the PHASE II PRODUCT shall be deemed the "Acceptance Date". After the Acceptance Date, CATERPILLAR may purchase additional prototypes at a price per prototype defined by the pricing for Phase II Product in Exhibit
B. Any prototypes shall be provided to CATERPILLAR on an "AS IS" basis.

                    (iii) Within ninety (90) days following the Acceptance Date, CATERPILLAR shall have the option of purchasing such PHASE II PRODUCTS pursuant to the provisions of the Phase II Purchase Agreement Terms and Conditions ("Phase II Purchase Option") as specified in Exhibit B hereto. In the event of conflict between this Agreement and the Phase II Purchase Agreement Terms and Conditions, this Agreement shall control. Caterpillar may exercise such Phase II Purchase Option by providing written notice to Active Power of such exercise within the aforesaid 90 day period. ACTIVE POWER will cooperate with CATERPILLAR during reliability testing to meet the reliability targets.

               b)   PHASE III

                    (i) CATERPILLAR and ACTIVE POWER will negotiate reasonably and in good faith towards a PHASE III development program ("PHASE III PROGRAM"), which presently contemplates the activities specified below in paragraph 2(b)(iii).

                    (ii) CATERPILLAR and ACTIVE POWER may agree to jointly fund any PHASE III PROGRAM.

                    (iii) The PHASE III PROGRAM development will include a jointly completed feasibility study [****] that is based on the PHASE II PROGRAM developments, ACTIVE POWER's flywheel technology, and CATERPILLAR's knowledge of the generator set market. The parties will also explore other opportunities for application of the PHASE II PRODUCT and opportunities for further joint development efforts to expand the PHASE II PRODUCT's capabilities. The study will identify the scope

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.** of the market opportunity, required resources, technical risk, and an initial application. [****] It is envisioned that the feasibility study will provide ACTIVE POWER and CATERPILLAR with necessary information to complete a long-term [****] alliance agreement.

          3.   PHASE II COSTS
               --------------

               a) Unless otherwise stated in this Agreement or later mutually agreed to in writing specifically referencing this Agreement, each party will bear its own costs incurred in the PROGRAM.

               b) Caterpillar agrees to pay Active Power for co-ownership of PROGRAM INTELLECTUAL PROPERTY the sum of $5,000,000 (five million dollars). The payments shall be made in installments, each installment being due and payable upon the objective satisfaction of each of the five milestones in the payment schedule listed in Exhibit C ("Payment Milestones"). Other than the payments specified above, Caterpillar shall not be responsible for any other payments or funding, and Active Power shall bear all its costs for participating in this Program, or any part thereof. Caterpillar shall bear its own costs for participating in this program, or any part thereof.

               c) Upon receipt of ACTIVE POWER'S correct itemized invoice(s) and after objective satisfaction of each Milestone, CATERPILLAR will pay ACTIVE POWER in accordance with such invoice.

          4.   CONFIDENTIALITY
               ---------------

               a) In connection with work under this Agreement, a party ("TRANSMITTING PARTY") may deliver PROPRIETARY INFORMATION relating directly to the PHASE II or PHASE III development to the other party ("RECEIVING PARTY"). The RECEIVING PARTY may not use the PROPRIETARY INFORMATION except for work performed according to this Agreement, will protect the confidentiality of the PROPRIETARY INFORMATION with at least the same degree of care as it protects its own confidential information and will not disclose any such PROPRIETARY INFORMATION, without the express written consent of the TRANSMITTING PARTY. "PROPRIETARY INFORMATION" includes any process, system, formula, pattern, model, device compilation, or other information: (i) not known by the RECEIVING PARTY prior to this Agreement or known by the RECEIVING PARTY prior to this Agreement but having restriction on its use or disclosure; and (ii) not generally known by others (unless so know through some fault of the RECEIVING PARTY). PROPRIETARY INFORMATION does not include knowledge, skills or information which is generally known in ACTIVE POWER's or CATERPILLAR's trade or profession.

               b) Each party agrees that it will neither (i) disclose to the other party or any of its employees information in confidence belonging to a third party; nor (ii) knowingly in the performance of the work hereunder produce anything that embodies information under confidential restriction, or is covered by a patent, patent application, copyright, trade secret, or other intellectual property right owned by a third party.

               c) Nothing in this Agreement shall be construed as preventing either party from independent development, provided that PROPRIETARY INFORMATION is handled in accordance with paragraph 4(a).

               d) Should the RECEIVING PARTY be required to disclose PROPRIETARY INFORMATION by governmental or judicial order, the RECEIVING PARTY will give the TRANSMITTING PARTY prompt notice of any such order and will comply with any protective order imposed on such disclosure.

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

          5.   INTELLECTUAL PROPERTY
               ---------------------

               a) BACKGROUND INTELLECTUAL PROPERTY shall remain the property of the party who created, made, conceived and reduced it to practice.

               b) All PROGRAM INTELLECTUAL PROPERTY shall be jointly owned by the parties and may be exploited and/or nonexclusively licensed by either party without further consent or accounting to the other party. With respect to all rights and ownership in such PROGRAM INTELLECTUAL PROPERTY, the parties will mutually discuss whether to obtain or maintain such rights, including without limitation, any patents, trademarks, copyrights, trade secrets, CONFIDENTIAL INFORMATION, and any other proprietary rights therein, and if one refuses to take any such joint action requested by the other, the other may proceed at its own expense; no such action will change the foregoing ownership provision. A party will execute all documents the other may request for such purposes and to otherwise assist the other (at the other's expense) for such purposes.

               c) Each of CATERPILLAR and ACTIVE POWER grant to the other party an irrevocable, perpetual, nonexclusive, worldwide, royalty free license (including the right to sublicense to such other party's Affiliates) to make, have made, use, sell and otherwise exploit during and/or after the term of this Agreement any modifications, improvements, inventions, know how, ideas or suggestions made with respect to the other party's Proprietary Information by such party's employees who have had access to such Proprietary Information. If something ceases to be considered Proprietary Information, licenses granted with respect thereto while such information was deemed Proprietary Information, will be unaffected.

               d) Except as provided in this Agreement or the Exhibits, nothing in this Agreement shall be construed as a grant of, or agreement to grant, to either party any licenses under intellectual property rights of the other party, regardless of whether they are dominant of or subordinate to those provided herein.

          6.   LICENSING JOINTLY OWNED INTELLECTUAL PROPERTY
               ---------------------------------------------

               a) Unless otherwise agreed to by the parties, all licensing revenues generated by licensing PROGRAM INTELLECTUAL PROPERTY to third parties shall be retained by the licensor of such PROGRAM INTELLECTUAL PROPERTY.

               b) In the event that one party chooses to enforce PROGRAM INTELLECTUAL PROPERTY rights against a third party, the other party shall be given the opportunity to join in such enforcement prior to its commencement and in the event the other party chooses to join, both parties shall equally share all costs, including attorneys' fees and share equally all revenues generated by the enforcement, including licensing fees, if any. If the other party chooses not to join such enforcement, such party shall nevertheless reasonably cooperate with the one party in such enforcement (at the other party's expense), including joining as a nominal party subject to indemnification by such party , but will not be entitled to any proceeds of such enforcement activity.

          7.   NOTICES
               -------

          All notices and invoices pursuant to this Agreement shall reference this Agreement and be given in writing to the respective party at its address designated below or to such other address as may be substituted in writing by that party to the other. All notices shall be deemed to be fully given and received if sent by registered or certified mail, postage prepaid, return receipt requested.

     Notice to ACTIVE POWER:
     Active Power
     11525 Stonehollow Drive, Suite 135
     Austin, Texas 78758

     Notices to CATERPILLAR:                Invoices to CATERPILLAR:
     Caterpillar Inc.                       Attn:  Disbursements Div.
     Intellectual Property Department           LD235 Mailroom
     Attn:  Licensing Division              600 W. Washington Street
     100 N.E. Adams Street                  East Peoria, Illinois 61630
     Peoria, Illinois 61629-6490            Pontiac, Illinois 61764

          8.  INDEMNIFICATION
              ---------------

          Each party shall indemnify, defend and hold harmless the other party, its directors, officers, employees and agents, from all third party (including a party's employees) claims, demands, liabilities, loss, damage, and expense, including costs, and reasonable litigation expenses and counsel fees incurred in connection therewith, arising out of injury to or death of any person or damage to property proximately caused by the indemnifying party's gross negligence or willful acts or omissions which arise in connection with the performance of work hereunder while the indemnifying party is on premises of the other party. Such indemnity shall be provided subject to (a) prompt written notifications of any and all such threats, claims, or proceedings related thereto and the other party giving reasonable assistance to the indemnifying party in the defense thereof,
(b) the indemnifying party having sole control of the defense and all related settlement negotiations, and (c) such indemnifications shall be limited in the case of real or tangible property to the reduction in value or replacement cost of such property.

          9.  WARRANTY
              --------

          Each party warrants its right to enter into this AGREEMENT. Warranties for production units of PHASE II PRODUCTS shall be as set forth in Exhibit B. In addition, any hardware, software or firmware provided by ACTIVE POWER to CATERPILLAR is warranted to accurately process properly formatted date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations to the extent that other hardware, software or firmware used in combination with the hardware, software or firmware being provided by ACTIVE POWER, properly exchanges properly formatted date/time data with it.

          10. TERM AND TERMINATION
              --------------------

              a) This PROGRAM shall become effective on the Effective Date of this Agreement and shall remain in effect unless terminated in writing by both parties.

              b) CATERPILLAR may terminate ACTIVE POWER's work under this Agreement by giving ACTIVE POWER ninety (90) days written notice in which event ACTIVE POWER shall be (i) reimbursed only for work performed and expenses reasonably incurred prior to receipt of such notice and (ii) entitled to immediate payment of the amount associated with the next milestone. In no event shall the total amount paid to ACTIVE POWER exceed the price agreed to herein.

               c) Upon termination of this Agreement, Paragraphs 4, 5,6,7, 8, 9, 10, 11, 12, 13, and 14, of this Agreement shall survive.

               d) If the Agreement is terminated and upon and in accordance with the written reasonable request of either party (provided such written request is given within a reasonable period of time after such termination), but except for information covered by the rights granted in Paragraph 5, the other party shall promptly return or destroy any tangible information (including all copies thereof except as noted below) provided under the PROGRAM by the requesting party. However the other party's counsel may retain in a secure location one copy each of such tangible information and use them only for ensuring compliance with the obligations of Paragraph 5.

          11.  RELATIONSHIP
               ------------

          Nothing herein is to imply an agency, joint venture or partner relationship between the parties.

          12.  ASSIGNMENT AND GOVERNING LAW
               ----------------------------

          Except to an entity that acquires all or substantially all the business or assets of a party, this Agreement is not assignable by either party without the written consent of the other party, which shall not be unreasonably withheld, and will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

          13.  ENTIRE UNDERSTANDING
               --------------------

          This Agreement and the Exhibits hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and shall supersede and replace any conflicting terms and conditions set forth in any purchase order, prior agreement, quotation, proposal, correspondence, or oral discussion relating to the subject matter hereof. This Agreement may only be amended by a writing signed by both parties which makes specific reference to the provision(s) of this Agreement being modified. Should any provision of this Agreement be held invalid, illegal, or unenforceable, the validity of the remaining provisions shall not be affected by such holding. This AGREEMENT shall be binding upon the heirs, successors, and/or legal representatives of the parties.

          14.  Limitation of Liability
               -----------------------

          NEITHER PARTY SHALL BE LIABLE FOR (I) ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT OR (II) CATERPILLAR'S COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

          The parties have caused this Agreement to be signed in duplicate by their duly authorized representatives on the Effective Date.

ACTIVE POWER, Inc.                       CATERPILLAR INC

By:      /s/                             By:       /s/
   ------------------------                 -----------------------------

Name:______________________              Name:___________________________

Title:_____________________              Title:__________________________

Date:______________________              Date:___________________________

EXHIBIT "A"

                      SPECIFICATIONS FOR PHASE II PRODUCT


     In the event that ACTIVE POWER has developed and includes a CS2 flywheel and associated components in the Prototype, then the Phase II Product shall comply with the following specification entitled CS2-UPS Specification, otherwise the Phase II Product shall comply with the following specification entitled CS1-UPS Specification.


                             CS1-UPS Specification
                                   12/14/98

                                  Definition

CS1-UPS is a line-interactive UPS that employs Active Power's first generation DC to DC flywheel energy storage system (flywheel system described in US patent 5,731,645).

                    (i)   Ratings

  .  Maximum discharge time - 300 seconds
  .  Delivered energy - 3.0 MJ
  .  Maximum delivered power - 250KW for 12.5 seconds

                    (ii)  Input

  .  Input voltage - 480Vrms +10%/-20%
  . Interface - 3 phase, 4 wire (3 phase plus neutral and ground) . Input frequency - 45Hz - 66Hz
  .  Walk-in time - 1 second minimum, variable to up to 15 seconds

                    (iii) Output

  .  Nominal output voltage: 480Vrms, matched to utility input  +/- 5%
  .  Interface - 3 phase, 4 wire (3 phase plus neutral and ground)
  .  Output voltage regulation in Flywheel Mode:
       . +/- 5 % of input nominal, static balanced
       . +/- 5 % of input nominal, static asymmetrical
       . +/- 5 % of input nominal, within 80 ms following 100% step load . Output voltage harmonic distortion:
       . 5% THD maximum and 3% any single harmonic with 100% linear load . 10% THD maximum with 100% non-linear load

                    (iv)  Recharge Time

  .  Recharge time - 2.5 minutes maximum
  .  Charge time from 0 RPM - 7.5 minutes maximum
  .  Adjustable to avoid overloading source
  .  Duty Cycle: 10% for 5 discharges

                    (v)    Standby Losses

         .  3% of rated power

                    (vi)   Temperature rating

     .   Start-up - 0 to +40C
     .   Operating - -20 to 40C
     .   Storage - -25 to +70C

                    (vii)  Humidity

     .   Relative humidity -  95%, non-condensing

                    (viii) Barometric Pressure

         .  Full rating to 3000  feet; reduced by 5% /1000ft above 4000ft

                    (ix)   Vibration

         .  5g  peak, 30ms pulse duration

                    (x)    Acoustical Noise

         .  70 dB, "A" weighting, at 3 feet from system

                    (xi)   Dimensions

         .  Height 79" maximum
         .  Width 43" maximum
         .  Depth 36" maximum

                    (xii)  Floor Loading

         .  325 lbs./sq. ft. maximum

                    (xiii) System Features

         .  Bi-directional Inverters
         .  Flywheel energy storage for standby power
         .  Adjustable load walk-in
         .  Internal self-diagnostics
         .  Fault event logging
         .  Preheat capability

                    (xiv)  Monitoring and Control

         .  Key switch for system control
         .  Local EPO (Emergency Power Off)
         .  LCD display - reports alarms & system state
         .  Monitor & alarms on critical components
         .  Programmable setup parameters
         . External customer contacts (A-Type) dry contacts {six (6) input and six (6) output
         .  RS232 or RS485 Serial Connection
         .  Ethernet Interface

                    (xv)   System Options

         .  Automatic bypass
         . Automatic restart following depletion of stored-energy and restoration of AC source
         .  Remote monitoring capability
         .  Internal modem
         .  Remote EPO (Emergency Power Off)
         . Input voltage other than 480VAC using optional external transformer cabinet
         . Output voltage other than 480VAC using optional external transformer cabinet

                    (xvi)  System Reliability

         The reliability target of .039 failures per 100 hours is to be met with a 75% confidence.

                                    [****]


                                       9

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

                                    [****]


                                      10

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

                                  EXHIBIT "B"

               PURCHASE OF PHASE II PRODUCT TERMS AND CONDITIONS

          The terms and conditions of the Phase II Purchase Agreement are attached hereto and shall be incorporated herein by reference.

             PHASE II PURCHASE AGREEMENT TERMS AND CONDITIONS
             ------------------------------------------------



     1.  Products Covered by Agreement.  This Agreement concerns the purchase
         -----------------------------
and sale of the PHASE II PRODUCT (hereinafter called "Product"), manufactured to the Specifications.

     2.  Purchase and Sale of Product.  Subject to the terms and conditions of
         ----------------------------
this Agreement, Seller will, to the extent properly and accurately forecasted and ordered by Buyer as provided in the next paragraph, use commercially reasonable efforts to supply the Products to Buyer and Buyer agrees to purchase ninety percent (90%) of Buyer's and its Affiliates ("Affiliate" means any company of which Buyer holds a greater than fifty percent (50%) ownership interest) requirements for an AC to AC flywheel-based UPS product for generator set applications. Seller understands that Buyer makes no guarantee as to the quantity of Product it will require, however, Buyer agrees that it will undertake the Phase II activities set forth on Exhibit A ("Phase II Activities").

      Buyer's initial forecasted annual requirements will be attached hereto as Exhibit B as of the Effective Date of this Phase II Purchase Agreement. Such forecast of such requirements provided to Seller by Buyer shall be non-binding and Seller acknowledges that it shall not be entitled to and shall not rely on such forecasts/estimates as binding commitments unless they are expressly stated as such by Buyer in writing. Seller shall not be obligated to supply Buyer with more than one hundred fifty percent (150%) of the initial projection for a particular quarter, unless agreed to in writing. Buyer's forecasts and orders shall reflect its good-faith expectations of customer demand and Buyer shall act in a commercially reasonable manner to schedule orders to avoid creating production capacity problems for Seller.

     3.  Exclusive Caterpillar Rights.  For a period of five years from the
         ----------------------------
Effective Date of this Phase II Purchase Agreement, and provided this Phase II Purchase Agreement has not been terminated, ACTIVE POWER agrees not to license any PROGRAM INTELLECTUAL PROPERTY nor ACTIVE POWER's BACKGROUND INTELLECTUAL PROPERTY that is solely developed for a PHASE II PRODUCT, to [****] Before the end of such five-year period, ACTIVE POWER will, at CATERPILLAR's option, discuss the possibility of a mutually agreeable extension of such FIELD OF USE exclusivity. During such five year period, if any, and provided this Phase II Purchase Agreement has not been terminated, ACTIVE POWER shall, at CATERPILLAR's option and provided that CATERPILLAR [****] However, nothing contained in this Agreement, shall restrict ACTIVE POWER with respect to making, using, selling, marketing, licensing or exploiting its flywheel energy storage systems or technologies.

                                    [****]


     4.  Price Containment.  Both Seller and Buyer are committed to controlling
         -----------------
and reducing costs, and both recognize that effective cost control is of the essence to this Agreement, While this Agreement is in effect, Seller will maintain a cost control and reduction program with respect to Product,

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.** and will review costs on a regular basis for progress toward the objective of maintaining or reducing Seller's prices to Buyer. A constant interaction between Buyer's and Seller's engineering personnel is essential. All documented mutually agreed cost savings, through the efforts of Buyer or Seller, will be shared on a 50-50 basis. Any cost savings gained without the efforts of Buyer and not mutually agreed to in writing will be owned by Seller. Any cost increases must be documented and approved by Buyer.


     5.  Product Prices.  Prices are as shown in Exhibit E.  After eighteen
         ---------------
months from the Effective date of this Agreement, Exhibit E may be modified from time to time upon sixty (60) days written notice from the Seller; provided, however, that Buyer may terminate this Agreement within thirty(30) days after receipt of notice of such price increase if such increase is unacceptable to Buyer. Seller agrees and acknowledges that should such prices exceed the lowest Product prices provided to any other customer of Seller purchasing Product at similar (or reduced) volume levels and making only similar or reduced commitments (including, but not limited to time commitments), such prices to Buyer shall be automatically adjusted to reflect any lower pricing provided to such other customers.

     6.  Product Training and Support.
         ----------------------------

         a. In order to provide sufficient warranty support for the Product, Buyer's service training personnel will successfully complete Seller's certified training course in order to become competent to a level equivalent to Seller's certified service technicians. Seller shall provide such training for up to five
(5) scheduled classes and for a maximum of ten (10) students per class. Such training shall be given at Seller's facilities free of charge for the first five scheduled classes of the term of this Agreement and at Seller's published prices for any remaining training. Buyer shall be responsible for its own travel expenses as incurred for such training at Seller's facilities.

         b. Seller will provide sales and marketing support to Buyer's key dealers, as requested and identified by Buyer. Except as provided below, Seller agrees to provide such support free of charge for three (3) man days per identified dealer up to a maximum amount of thirty (30) man days which shall be the cumulative total available for such dealers. Any dealer support services requested beyond the thirty (30) day limit shall be charged to Buyer at a rate of $1000 per man day. Buyer shall reimburse Seller for any travel expenses for dealer support services requested outside of North America or such expenses beyond the initial thirty (30) man days.

     7.  Term.  The initial term of this Agreement shall be Five (5) years,
         -----
commencing as of the date of completion of performance tests on Products and shipment of first reliability test machines (the "Effective Date"). This Agreement shall automatically be extended for additional terms of six (6) months each unless either party gives written notice to terminate at least three (3) months prior to the end of the initial term or any additional term, or unless otherwise terminated pursuant to the provisions hereof.

     8.  Warranty.
         --------

         a. Seller warrants that each Product shall be in conformity with the Specifications and shall be free from defects in material and workmanship. In addition, any hardware, software or firmware provided by Seller to Buyer is warranted to accurately process properly formatted date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations to the extent that other hardware, software or firmware used in combination with the hardware, software or firmware being provided by Seller, properly exchanges properly formatted date/time data with it.

         b. Except as provided below, Seller will provide Buyer with the same warranty, under the same terms and conditions (including without limitation, disclaimers), as Buyer provides to its customers procuring electric power generation products (as attached as Exhibit G); provided, however, that Seller's warranty to Buyer shall be for a one year period from the date of delivery to the end-user, notwithstanding any longer warranty period in Buyer's warranty. If Buyer performs travel labor (up to four hours), Seller shall reimburse such documented, customary and reasonable expenses incurred by Buyer on behalf of the Product provided such labor is performed by an employee of Buyer or one of its dealers that has been competently trained with respect to the Product. A monthly written statement of Buyer's actual costs for providing warranty services to its customers, including notice of specific Product failures, and summary information on the causes of such failure, will be sent by Buyer to Seller.

         c. Within twelve (12) months from the Effective Date of this Agreement, Buyer shall inventory and maintain appropriate spares to provide its standard level of service.

         d. Claims for Buyer's "Product Improvement Programs" (PIP), "Product Support Programs" (PSP), "Extended Warranty" and other policy actions are to be negotiated on a case-by-case basis by both parties and documented in writing as signed by both parties. Participation in these programs will be based on an amount mutually agreed to by Seller and Buyer.

     THE FOREGOING WARRANTIES SHALL BE SELLER'S SOLE LIABILITY WITH REGARD TO THE PRODUCTS.

     9.  Indemnification.  Except to the extent covered by the indemnity from
         ---------------
Buyer below, Seller agrees to indemnify, defend, and hold Buyer harmless against and from all claims, demands, liabilities, loss, damage, cost, and expense, of whatsoever nature paid to a third party or incurred in the defense (i) arising from a claim that the Product infringes an intellectual property right of a third party or (ii) arising from the injury or death of any person or loss or damage to property directly due to, any defect of design, material, or workmanship of Product or failure of Product to conform with the Specifications, provided Seller is promptly notified of any and all such threats, claims or proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over defense and settlement; Seller shall not be responsible for any settlement it does not approve of in writing. The indemnity provided in this Section shall be Buyer's sole and exclusive remedy for any claim of infringement related to the Product. Buyer agrees to indemnify, defend, and hold Seller harmless against and from all claims, demands, liabilities, loss, damage, cost, and expense, of whatsoever nature paid to a third party or incurred in the defense of a claim arising on account of Buyer's (i) misrepresentation of the Product or providing unauthorized representations or warranties to its customers, (ii) modifications to the Product or (iii) negligence or other fault of products or services of Buyer.

     10.  Indemnity Restrictions.  SELLER MAKES NO WARRANTY OR REPRESENTATION
          ----------------------
WITH RESPECT TO, (a) determining whether the Product will achieve the results desired by Buyer or any third person, (b) selecting, procuring, installing, operating and maintaining complementary equipment to insure correct operation of the Product, and (c) ensuring the accuracy of any configuration design or implementation that utilizes the Product. In the event of any alteration or attachment to the Product not authorized by Seller, Seller shall have no liability or responsibility to Buyer for: (a) any hardware, software, equipment, or services provided by any persons other than Seller; (b) the proper functioning of the Product if the alteration or attachment is the cause of the malfunction; or (c) damage caused by any alteration or attachment to the Product.

     11.  Insurance.  Seller agrees to keep in full force and effect, at its
          ----------
sole expense, during the term of this Agreement and for a period of ten (10) years thereafter, at least the insurance coverage described below with insurance companies acceptable to Buyer. The limits set forth are minimum limits and shall not be construed to limit Seller's liability. All cost and deductible amounts shall be for the sole account of Seller. All policies required by Buyer pursuant to this Agreement shall name Buyer as an additional insured (per ISO Endorsement #CG 2026 or its equivalent) and waive subrogation rights in favor of Caterpillar. All policies required shall also be designated as primary coverage to any similar coverage carried by Caterpillar.

     Seller shall not provide Product hereunder until all insurance as required hereunder has been obtained, and certificates have been submitted to and accepted by Buyer.

     The required coverage shall be: Commercial General Liability Insurance (Occurrence Coverage) including products, completed operations, contractual liability coverage of indemnities contained in this contract, with a minimum combined single limit of liability of $5,000,000 for each occurrence for bodily injury and property damage. Such policy shall contain provisions that provide at least thirty (30) days prior written notice of any cancellation, non-renewal, or reduction in coverage to Buyer. Seller shall deliver Certificates of Insurance in a form satisfactory to Buyer evidencing the existence of such policy.

     12.  Termination by Buyer.  Buyer may terminate this Agreement at any time,
          --------------------
in the event:

          a. Quality - Products consistently and materially fail to meet the Specifications as defined herein or as hereafter agreed to by Buyer and Seller, or fails to achieve status as a Caterpillar certified supplier within twenty-four (24) months of the Effective Date of this Agreement.


          b. Delivery - Seller is substantially and continuously failing to meet Buyer's Firm Orders with respect to mutually agreed shipment dates. Seller shall provide to Buyer a written schedule of Seller's standard lead times for delivery of Products from the date Orders are accepted by Seller. Such schedule for lead times shall be updated by Seller on a regular basis to reflect any modifications thereto.

          c. Competitiveness - Seller fails to be responsive to the market place or fails to remain competitive on a world-wide basis with other manufacturers of comparable parts in terms of price.

          d. Default Generally - Material default by Seller in any material obligation hereunder owed by Seller to Buyer.

     Notwithstanding the above, Buyer may terminate pursuant to Subsections (a),
(b), (c) or (d) above only if Seller has failed to cure such default within sixty (60) days after written notice thereof has been received by Seller.

     13.  Termination by Seller.  Seller may terminate this Agreement at any
          ---------------------
time in the event Buyer breaches the Agreement and fails to cure such breach within sixty (60) (or ten days in the case of non-payment) after written notice thereof has been received by Buyer.

     14.  Licenses.  As between the parties, Seller shall own all right, title
          --------
and interest in and to the Product except as otherwise provided in the "Phase II Development and Phase III Feasibility Study Agreement.". In the event that this Agreement is terminated by Buyer pursuant to Section 12(b) and only while Buyer remains in full compliance with the provisions of this Agreement prior to termination and following termination as such surviving provisions shall apply, Seller hereby grants to Buyer, effective as of such termination date, a nonexclusive, worldwide, royalty bearing license (including the right to sublicense to Buyer's Affiliates) to make, have made, use and/or sell Product. The foregoing license shall only be effective for the 18 months beginning with the date of termination and Buyer shall pay a royalty of one thousand two hundred fifty dollars ( $1,250) per delivered megajoule per published rating by Seller for each Product.

     Each of Buyer and Seller grant to the other party an irrevocable, perpetual, nonexclusive, worldwide, royalty free license (including the right to sublicense to such other party's Affiliates) to make, have made, use, sell and otherwise exploit during and/or after the term of this Agreement any modifications, improvements, inventions, know how, ideas or suggestions made with respect to the other party's Confidential Information by such party's employees who have had access to such Confidential Information. If something ceases to be considered Confidential Information, licenses granted with respect thereto while such information was deemed Confidential Information, will be unaffected.

     15.  Parts Support.  During the term of this Agreement or following any
          -------------
termination hereof, other than termination by Seller due to a breach by Buyer, Seller shall provide, or at its option cause to be provided, such quantities of parts to Buyer as Buyer may request from time to time for a period of five (5) years from the date of the last customer shipment made by Seller under this Agreement of the applicable Product release, at a price not to exceed Seller's then-current prices provided to other customers under similar terms and conditions, provided such parts are reasonably and commercially available to Seller. If for any reason Seller is unable to provide parts to Buyer pursuant to its obligations under this section 14, Seller grants to Buyer a nonexclusive, perpetual, worldwide royalty bearing license to make, have made, use and/or sell such parts utilizing Seller's proprietary designs. The foregoing license is subject to a royalty of 6% of the applicable price set forth in Seller's most current Catalog Spares Pricing list.

     16.  Use of Other Supply Sources.  Nothing in this Agreement shall prevent
          ---------------------------
Buyer from seeking other sources for alternatives to the Product to the extent Seller's production capacity continuously and substantially fails to meet Buyer's Firm Orders.

     17.  Change in Ownership and Control.  During the life of this Agreement,
          -------------------------------
if there is a change in the ownership and control of either party, the other party shall have the option of terminating this Agreement immediately by giving written notice thereof within ten days of being notified of the occurrence of such change of control; provided that if a party provides advance notice of a bona fide proposed change of control (including the identity of the principal owners after such change of control occurs) the other party will within ten days provide written notification to the first party as to whether it will exercise such termination right if the change of control occurs. For purposes of this
Section 17, a change in the ownership and control of either Buyer or Seller or a parent company of either party shall be deemed to have occurred if and only if and when any one or more persons (excluding existing investors) acting in concert individually or jointly is or becomes a beneficial owner, directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of all then outstanding securities of Seller or Buyer or the parent company of either party.

     18.  Shipping Instructions/Terms and Conditions.  Orders will be placed
          ------------------------------------------
under Buyer's blanket purchase order(s). This agreement shall supersede Buyers standard purchase order terms (other than the terms under the following sections: "Work on Buyer's Premises" and "Property Furnished to Seller by Buyer", which terms shall be deemed to be incorporated herein by reference and made a part hereof) or any terms stated in any acknowledgment forms or other forms utilized by Seller or Buyer. Such orders shall specify the quantity, part number and description, unit price, requested ship date, destination, and Buyer's freight carrier and account number with the carrier. Orders shall be subject to acceptance by Seller ("Firm Orders"). No modification to this Agreement will be stated on an order. All Products shall be shipped F.O.B. Seller's facility in Austin, Texas. Title and risk of loss to Product shall pass to Buyer upon delivery to the carrier at the F.O.B. point. Buyer shall designate a carrier. Any special freight charges shall be Seller's responsibility if necessary to meet not more than 115% of Buyer's projected quarterly requirements.

     19.  Inspection.  Product is subject to Buyer's inspection, testing and
          ----------
approval. Buyer, at its option, may reject or refuse to accept any Product which does not meet the requirements of the warranty set forth herein. Buyer's right to reject shall expire one (1) year after the date of shipment. Prior to returning any Product, Buyer shall notify Seller of its intent to reject, and Seller may within thirty (30) days correct any such defect. Items rejected by Buyer will be returned to Seller at Seller's expense, and Seller agrees to refund to Buyer any payments (including but not limited to shipment expense) made by Buyer for such Product. Payment by Buyer for any Product shall not be deemed an acceptance thereof. Acceptance of any Product shall not relieve Seller from any of its obligations, representations or warranties hereunder or with respect thereto.

     20.  Prices and Payments.  Prices set forth in Exhibit E do not include
          -------------------
installation, freight and handling charges, or applicable taxes, and Buyer shall be responsible for all such charges and taxes with respect to the Products and the shipment thereof. All payments shall be made by Buyer in accordance with the terms of Buyer's then-current standard settlement schedule. All payments due hereunder shall be paid to Seller in United States dollars in the United States. Unless Buyer furnishes a proper exemption certificate, Buyer shall be charged for all taxes, however, designated, levied or based on this Agreement or the Product.

     21.  Force Majeure.  Neither Buyer nor Seller shall be liable for any delay
          -------------
in or failure of performance of their respective obligations hereunder if such performance is rendered impossible or impracticable by reason of fire, explosion, earthquake, accident, breakdown, strike, drought, embargo, war, riot, act of God or public enemy, an act of governmental authority, agency or entity, shortage of raw materials, or other contingency, delay, failure or cause, beyond the reasonable control of the part whose performance is affected, irrespective of whether such contingency is specified herein or is presently occurring or anticipated by either party. Upon the occurrence of any event covered by this provision, Seller and Buyer shall make every effort to continue to maintain as much as possible the supplier-customer relationship established under this Agreement. However, in the event Buyer or Seller is unable to meet its obligations hereunder because of the conditions described above and such inability continued for a period of two (2) months, the other party shall have the right to terminate this Agreement upon thirty (30) days prior written notice.

     22.  Assignment/Applicable Law.  Except to an entity that acquires all or
          -------------------------
substantially all the business or assets of a party, this Agreement is not assignable by either party without the written consent of the other party and will be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

     23.  Entire Agreement.  This Agreement and the Exhibits hereto constitute
          ----------------
the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and supersede and replace any prior agreements and understandings whether oral or written, between them with respect to such matters. Any additional or different terms of any related purchase order, confirmation, acknowledgment, shipping instruction form or similar form of Buyer or Seller even if signed by the parties after the date hereof, shall have no force or effect.

     24.  Waiver.  The provisions of this Agreement may waived, altered,
          ------
amended, or repealed in whole or in part upon the written consent of all parties to this Agreement The waiver by party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Agreement.

     25.  Severability.  Invalidation of any of the provisions contained herein,
          ------------
or the application of such invalidation of thereof to any person, by legislation, judgment or court order shall in no way affect any of the other provisions hereof or the application thereof to any other person, and the same shall remain in full force and effect, unless enforcement as so modified would be unreasonable or grossly inequitable under all the circumstances or would frustrate the purposes hereof.

     26.  Counterparts.  Section headings contained herein are for ease of
          ------------
reference only and shall not be given substantive effect. This Agreement may be signed in one or more counterparts, each to be effective as an original.

     27.  Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE FOR ANY
          -----------------------
SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT, OR BUYER'S COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

     28.  Confidential Information.
          ------------------------

          a. In connection with work under this Agreement, a party ("TRANSMITTING PARTY") may deliver PROPRIETARY INFORMATION relating directly to the business or technology of the other party ("RECEIVING PARTY"). The RECEIVING PARTY may not use the PROPRIETARY INFORMATION except as necessary to perform its obligations under this Agreement, will protect the confidentiality of the PROPRIETARY INFORMATION with at least the same degree of care as it protects its own confidential information and will not disclose any such PROPRIETARY INFORMATION, without the express written consent of the TRANSMITTING PARTY. "PROPRIETARY INFORMATION" includes any process, system, formula, pattern, model, device compilation, or other information: (i) not known by the RECEIVING PARTY prior to this Agreement or known by the RECEIVING PARTY prior to this Agreement but having restriction on its use or disclosure; and (ii) not generally known by others (unless so know through some fault of the RECEIVING PARTY). PROPRIETARY INFORMATION does not include knowledge, skills or information which is generally known in Seller's or Buyer's trade or profession.

          b. Each party agrees that it will neither (i) disclose to the other party or any of its employees information in confidence belonging to a third party; nor (ii) knowingly in the performance of the work hereunder produce anything that embodies information under confidential restriction, or is covered by a patent, patent application, copyright, trade secret, or other intellectual property right owned by a third party.

          c. Nothing in this Agreement shall be construed as preventing either party from independent development, provided that PROPRIETARY INFORMATION is handled in accordance with paragraph 28(a).

          d. Should the RECEIVING PARTY be required to disclose PROPRIETARY INFORMATION by governmental or judicial order, the RECEIVING PARTY will give the TRANSMITTING PARTY prompt notice of any such order and will comply with any protective order imposed on such disclosure.

     29.  Compliance with Laws.  Both parties represent that they have complied,
          --------------------
and during the performance of this Agreement will continue to comply, with the provisions of all applicable laws and regulations from which liability may accrue to the other party for any violation thereof.

     30.  Confidentiality.  Except with respect to potential investors and/or
          ----------------
acquirers, the terms of this Agreement as well as its existence shall be kept confidential and not disclosed by either party without the express written consent of the other party.

                                  Exhibit "A"

                         PHASE II MARKETING ACTIVITIES


 .  Buyer will conduct a product launch with appropriate marketing subsidiaries and dealers.
 .  Buyer will create appropriate sales binder for above training or launch.
 .  Buyer will effect pricing and price list literature for the program for all appropriate worldwide marketing subsidiaries and dealers.
 .  Buyer will announce product to dealers.
 .  Buyer will effect a Caterpillar Product News announcement.
 .  Buyer will create product brochures for product promotion.
 .  Buyer will create product specification sheets.
 .  Buyer will enter appropriate performance and specifications into its online
   Technical Marketing Information (TMI) systems.
 .  Buyer will make adequate technical drawings available to its dealers.
 . Buyer will effect a public product announcement of the phase II product that will include reference to the new Caterpillar UPS product and its use of the Active Power flywheel energy storage system.
 .  Buyer will create a product promotional video.
 .  Buyer will include the product where appropriate in its
   marketing/specification software.
 .  Buyer will promote the product internally to its worldwide marketing subsidiaries.
 .  Buyer will effect the above in all languages deemed appropriate by Buyer.

   Implementation of the foregoing Marketing Activities is dependent upon Buyer receiving adequate product and technical information from Seller

                                   EXHIBIT B


               Forecast (to be provided as of the Effective Date)

                                  EXHIBIT "C"


                                    [****]



                                     B-10


**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

                                  EXHIBIT "D"

                                    [****]

                                     B-11

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

                                  EXHIBIT "E"
                                  -----------

 . Prices:
  ------
                                    [****]


                                     B-12

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

                                  EXHIBIT "C"

                              PAYMENT MILESTONES


---------------------------------------------------------------------------------------------------------
               MILESTONE                                     PAYMENT                     ESTIMATED
               ---------                                     -------                     ---------
                                                                                         COMPLETION
                                                                                         ----------
                                                                                            DATE
                                                                                            ----
---------------------------------------------------------------------------------------------------------
1.  Phase II agreement signed                                  $ .5 million                  4Q98

---------------------------------------------------------------------------------------------------------
1.  CS-UPS bench demo at Active Power's
    Austin facility that meets following                       $1.0 million                  1Q99
    performance objectives:

 . 30 second discharge at 50 kW
 . flywheel recharges in less than 20 minutes
 . less than 15% THD on input & output
 . output voltage regulation plus or minus 10%
---------------------------------------------------------------------------------------------------------
3.  CS-UPS bench demo at Active Power's                        $1.5 million                  1Q99
    Austin facility that meets following
    performance objectives:

 . 20 second discharge at 100 kW
 . flywheel recharges in less than 10 minutes
 . less than 10% THD on input & output
 . output voltage regulation plus or minus 5%
---------------------------------------------------------------------------------------------------------
4.  CS-UPS bench demo at Active Power's                        $1   million                  2Q99
    Austin facility that meets following
    performance objectives:

 . will use production components
 . single board controller for flywheel & UPS
 . static switch & contactors operational
 . 12.5 second discharge at 250 kW
 . flywheel recharges in less than 5 minutes
 . less than 5% THD on input & output
 . output voltage regulation plus or minus 2%
---------------------------------------------------------------------------------------------------------
5.  Phase II product meets Exhibit A                            $1  million                  3Q99
    specifications and first Phase II unit
    shipped, along with associated production
    drawings, to Caterpillar.
---------------------------------------------------------------------------------------------------------

                                  EXHIBIT "D"


                                    [****]


**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

                                  EXHIBIT "E"

            PICTORIAL DESCRIPTION OF PROGRAM INTELLECTUAL PROPERTY

                              PHASE II SCHEMATIC

                            [Graphic of Schematic]

[Description of graphic: The schematic depicts the elements of each party's intellectual property divided between "flywheel and flywheel electronics" and "UPS electronics."]

For the avoidance of doubt, PROGRAM INTELLECTUAL PROPERTY does not include INTELLECTUAL PROPERTY with respect to the fly wheel, fly wheel electronics or flywheel packaging.